Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333‑262633 and 333-228877) on Form S-3 and registration statements (Nos. 333-248424, 333‑220148, 333‑118385, 333‑102235, 333‑50340, 333‑138814, 333‑151077, 333‑176315 and 333‑198237) on Form S-8 of our reports dated March 3, 2023, with respect to the consolidated financial statements of OraSure Technologies, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 3, 2023